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               CSS INDUSTRIES, INC. ANNUAL INCENTIVE COMPENSATION
              ADMINISTRATIVE GUIDELINES, DATED AS OF MARCH 15, 1993

                  (AS UPDATED EFFECTIVE AS OF JANUARY 1, 2000)


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                              CSS INDUSTRIES, INC.

                    ANNUAL INCENTIVE COMPENSATION ARRANGEMENT
                            ADMINISTRATIVE GUIDELINES

                                 MARCH 15, 1993
                  (as updated effective as of January 1, 2000)

I.       Purpose.

         The annual incentive compensation arrangement ("AIC Arrangement") is intended to motivate, encourage and reward achievement and excellence in performance.

II.      Participants.

         All corporate level officers and managers are eligible to participate in the AIC Arrangement.

III.     Administration.

         The Human Resources Committee of the Board of Directors (the "Committee") determines the amount of the bonus under the AIC Arrangement to be paid to the Chairman and the President and Chief Executive Officer and determines the amount of the bonus under the AIC Arrangement for the Company's other officers and managers following receipt of the recommendations of the President and Chief Executive Officer.

IV.      Basis Assumptions.

         The assumptions to the AIC Arrangement are as follows:

                  1. Base salary levels are fair and adequate for the position.

                  2. The AIC Arrangement relates to officers and managerial personnel only. Staff personnel receive a formulary bonus based on salary levels.

                  3. To be effective, bonuses should be meaningful in relation to salaries.

                  4. Management has important equity ownership or options relating thereto.

                  5. Management has modest profit-sharing-pension contributions and reasonable but basic and modest perks.

                  6. The Company is well positioned financially, organizationally and as to physical assets of subsidiaries, in accordance with management strategies and goals.


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                  7. The Company is fully and well staffed.

                  8. The primary functions of the corporate group relate to the guidance and direction of the operating companies. The management style allows operating autonomy with broad discretion with a goal of long-term growth as opposed to annual short-term maximization of profits.

         If any of the foregoing assumptions are not true in a given fiscal year, the amount of the bonus paid for such year may be modified accordingly.

V.       Determination of Bonus Thresholds.

         At the beginning of each fiscal year, performance goals are established by the Committee based upon (1) the attainment of a specific threshold level of earnings per common share during such year and, (2) for certain individual officers and managers, specifically defined individual goals and objectives consistent with such individual's position with the Company.

VI.      Determination of Bonus.

         Participants should be employed at the time bonuses are paid under the AIC Arrangement. A participant whose employment is terminated for any reason prior to the payment date will not be entitled to a bonus under the AIC Arrangement for the relevant fiscal year, unless otherwise determined by the Committee. Participants who were hired during the relevant fiscal year may have their bonus opportunity prorated based on the ratio of days employed divided by 365 days if so determined by the Committee.

         Following the end of the fiscal year, annual performance bonuses for each participant under the AIC Arrangement are determined based upon the achievement of the threshold target level of earnings per common share and the attainment of any specifically defined individual goals and objectives.

VII.     Payment of Bonus.

         Bonuses are paid as soon as practicable following their determination by the Committee. The Company deducts from all bonus payments made under the AIC Arrangement all applicable federal, state or other taxes required by law to be withheld.

VIII.    Amendment or Termination.

         The Board of Directors of the Company or the Committee may, without prior notice, amend or terminate the AIC Arrangement at any time.

IX.      Employment Not Guaranteed.

         Neither the AIC Arrangement nor any action taken in accordance with the AIC Arrangement shall be construed as giving any participant a right to remain as an employee of the Company at any time or for any period.